As filed with the Securities and Exchange Commission on August 15, 2016

Registration No. 333-212754

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CIVEO CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	Three Allen Center 333 Clay Street, Suite 4980 Houston, Texas 77002 (713) 510-2400 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	98-1253716 (I.R.S. Employer Identification No.)

Bradley J. Dodson

President and Chief Executive Officer

Civeo Corporation

Three Allen Center

333 Clay Street, Suite 4980

Houston, Texas 77002

(713) 510-2400

(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:

Tull R. Florey

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002-4995

(713) 229-1379

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One).

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Civeo Corporation is filing this Pre-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 (File No. 333-212754) (the “Registration Statement”) for the sole purpose of amending the list of exhibits included in Item 16 of Part II of the Registration Statement and the Exhibit Index. No changes or additions are being made hereby to the prospectus that forms a part of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this Explanatory Note and Part II of the Registration Statement, the Signatures and the Exhibit Index of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses payable by Civeo Corporation, a British Columbia, Canada limited company (“Civeo”), in connection with the offering described in this Registration Statement.

Registration fee	$30,210*
Printing expenses	†
Accounting fees and expenses	†
Legal fees and expenses	†
Rating agency fees	†
Fees and expenses of trustee	†
Miscellaneous	†
Total	†

*	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest, distributions and dividends, if any.

†

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that Civeo anticipates it will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

British Columbia Law

Under Section 160 of British Columbia’s Business Corporations Act (the “BCA”), we may indemnify an eligible party including but not limited to a director or officer of us, a former director or officer of us or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, against all judgments, penalties or fines awarded or imposed in, or an amount paid in settlement of a proceeding in which a party or any of the heirs and personal or other legal representatives of the eligible party, by reason of such party having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation, to which the such party is or may be liable. Indemnification will be prohibited if (i) giving indemnity or paying expenses is or was prohibited in by the company’s articles, (ii) if in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of us or, (iii) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful. The BCA also provides, under Section 162, that we may also advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; however, the individual must agree in writing to undertake that if it is ultimately determined that the payment of expenses is prohibited by either conditions (i), (ii) or (iii) above, the eligible party will repay the amounts advanced.

Civeo’s Notice of Articles and Articles

Our articles provide that we shall indemnify, and pay expenses in advance of the final disposition of a proceeding of, a director or officer, a former director or officer or a person who acts or acted at our requests as a director or officer, or in a similar capacity of another entity, and the heirs and person or other legal representatives of such a person so long as the individual signs the requisite undertaking, in accordance, and to the fullest extent and in all circumstances permitted by the BCA.

We entered into and, in the future, will enter into indemnification agreements with our officers and directors in respect of any legal claims or actions initiated against them in their capacity as officers and directors of us or our subsidiaries in accordance with applicable law. These agreements include bearing the reasonable cost of legal representation in any legal or regulatory action in which they may become involved in their capacity as our officers and directors. Pursuant to such indemnities, we bear the cost of the representation of certain officers and directors.

We maintain insurance for certain liabilities incurred by our directors and officers in their capacity with us or our subsidiaries.

Item 16. Exhibits.†

Exhibit No.	Description of Exhibit

2.1*

Agreement and Plan of Merger, dated as of April 6, 2015, among Civeo Corporation, Civeo Canadian Holdings ULC and Civeo US Merger Co (incorporated herein by reference to Annex A of the definitive proxy statement/prospectus on Schedule 14A (File No. 001-36246) filed on April 8, 2015).

2.2*

Separation and Distribution Agreement by and between Oil States International, Inc. and Civeo Corporation, dated May 27, 2014 (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-36246) filed on June 2, 2014).

3.1*	Notice of Articles of Civeo Corporation (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K12B (File No. 001-36246), filed on July 17, 2015).

3.2*	Amended and Restated Articles of Civeo Corporation (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-36246) filed on May 13, 2016).

4.1*	Form of Common Share Certificate (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K12B (File No. 001-36246) filed on July 17, 2015).

4.2**	Form of Indenture between Civeo Corporation and the trustee thereunder (the “Senior Trustee”), relating to senior debt securities.

4.3**	Form of Indenture between Civeo Corporation and the trustee thereunder (the “Subordinated Trustee”), relating to subordinated debt securities.

5.1**	Opinion of Dentons Canada LLP as to the legality of the common shares and preferred shares.

5.2**	Opinion of Baker Botts L.L.P. as to the legality of the debt securities and warrants.

12.1**	Computation of ratio of earnings to fixed charges.

23.1**	Consent of Ernst & Young LLP.

23.2**	Consent of Dentons Canada LLP (included in Exhibit 5.1).

23.3**	Consent of Baker Botts L.L.P. (included in Exhibit 5.2).

24.1**	Powers of Attorney.

25.1***	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of Senior Trustee (to be filed prior to any issuance of senior debt securities).

25.2***	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of Subordinated Trustee (to be filed prior to any issuance of subordinated debt securities).

____________________

†

We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred shares or warrants, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel as to certain tax matters relative to the securities offered hereby.

*	Incorporated by reference as indicated.
**	Previously filed with the Registrant’s Registration Statement on Form S-3, as filed with the SEC on July 29, 2016 (File No. 333-212754).
***	To be filed, if necessary, on Form 305B2 in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended .

Item 17. Undertakings.

(a)     The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to the Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of each of the Senior Trustee and the Subordinated Trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 15, 2016.

CIVEO CORPORATION

By:	/s/ Bradley J. Dodson
Bradley J. Dodson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date

/s/ Bradley J. Dodson	President, Chief Executive Officer	August 15, 2016
Bradley J. Dodson	and Director (Principal Executive Officer)

*	Senior Vice President, Chief Financial Officer and	August 15, 2016
Frank C. Steininger	Treasurer (Principal Financial and Accounting Officer)

*	Chairman of the Board	August 15, 2016
Douglas E. Swanson

*	Director	August 15, 2016
C. Ronald Blankenship

*	Director	August 15, 2016
Martin A. Lambert

*	Director	August 15, 2016
Constance B. Moore

*	Director	August 15, 2016
Richard A. Navarre

*	Director	August 15, 2016
Charles Szalkowski

* By:	/s/ Bradley J. Dodson
Bradley J. Dodson
(Attorney-in-fact)

INDEX TO EXHIBITS †

Exhibit No.	Description of Exhibit

2.1*

Agreement and Plan of Merger, dated as of April 6, 2015, among Civeo Corporation, Civeo Canadian Holdings ULC and Civeo US Merger Co (incorporated herein by reference to Annex A of the definitive proxy statement/prospectus on Schedule 14A (File No. 001-36246) filed on April 8, 2015).

2.2*

Separation and Distribution Agreement by and between Oil States International, Inc. and Civeo Corporation, dated May 27, 2014 (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-36246) filed on June 2, 2014).

3.1*	Notice of Articles of Civeo Corporation (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K12B (File No. 001-36246), filed on July 17, 2015).

3.2*	Amended and Restated Articles of Civeo Corporation (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-36246) filed on May 13, 2016).

4.1*	Form of Common Share Certificate (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K12B (File No. 001-36246) filed on July 17, 2015).

4.2**	Form of Indenture between Civeo Corporation and the trustee thereunder (the “Senior Trustee”), relating to senior debt securities.

4.3**	Form of Indenture between Civeo Corporation and the trustee thereunder (the “Subordinated Trustee”), relating to subordinated debt securities.

5.1**	Opinion of Dentons Canada LLP as to the legality of the common shares and preferred shares.

5.2**	Opinion of Baker Botts L.L.P. as to the legality of the debt securities and warrants.

12.1**	Computation of ratio of earnings to fixed charges.

23.1**	Consent of Ernst & Young LLP.

23.2**	Consent of Dentons Canada LLP (included in Exhibit 5.1).

23.3**	Consent of Baker Botts L.L.P. (included in Exhibit 5.2).

24.1**	Powers of Attorney.

25.1***	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of Senior Trustee (to be filed prior to any issuance of senior debt securities).

25.2***	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of Subordinated Trustee (to be filed prior to any issuance of subordinated debt securities).

____________________

†

We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred shares or warrants, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel as to certain tax matters relative to the securities offered hereby.

*	Incorporated by reference as indicated.
**	Previously filed with the Registrant’s Registration Statement on Form S-3, as filed with the SEC on July 29, 2016 (File No. 333-212754).
***	To be filed, if necessary, on Form 305B2 in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended .